                                                                    EXHIBIT 10.2

                EXECUTIVE CASH BONUS PLAN 2005 PERFORMANCE GOALS

     The Executive Compensation Committee of the Board of Directors of Toll Brothers, Inc. (the "Company") adopted, on December 16, 2004, performance goals under the Executive Cash Bonus Plan for the Company's 2005 fiscal year for each of Messrs. Zvi Barzilay, the Company's President and Chief Operating Officer, and Joel H. Rassman, the Company's Executive Vice President, Treasurer and Chief Financial Officer (the designated participants in the Plan). The performance goals for Mr. Barzilay are based on various factors, including: completion of weekly operations meetings with senior vice presidents-operation; coordination and/or conduct of all land reviews and project reviews; personal visits to at least four remote divisions; weekly recommendations to the Chief Executive Officer arising out of weekly sales and production reports, and follow-up with vice presidents-operations; monthly meetings and review of all support departments, including those relating to human resources, manufacturing architecture, land development, engineering and facilities maintenance; increasing production in an amount approximating the increase in sales from fiscal 2004 to fiscal 2005; reorganizing the company's operations into actual divisions with leadership responsibilities resting with the senior vice presidents; devising and implementing a new land approval system where certain transactions may be approved by specific senior officers; reviewing and approving all new land transactions, except as noted above; and evaluating and, if approved, implementing a new long term incentive program. The goals for Mr. Rassman include: timely and successful implementation and completion of the controls testing process under section 404 of the Sarbanes-Oxley Act of 2002; organizing and/or conducting all bank and analysts meetings, and integrating other financial managers into the process; ensuring the presentation of timely quarterly financial statements and cash flow projections; organizing and assisting in the preparation and conduct of all quarterly backlog/revenue and earnings conference calls; providing at least three reports on market developments to the Chief Executive Officer; meeting and reporting at least quarterly with the Chief Executive Officer concerning the Company's position in the market with analysts; identifying potential investors in the home building industry not presently invested in the Company and developing strategies with respect thereto; restructuring the Company's tax department responsibilities and reviewing federal and state tax areas to seek to achieve tax savings and efficiencies and implementing programs with respect thereto; and developing financing structures with explanations and examples that are easily understood by senior management and investigating joint venture opportunities.